SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: July 16, 2003

                           ZARLINK SEMICONDUCTOR INC.
             (Exact name of Registrant as specified in its charter)

           Canada                        1-8139                    None
(State or other jurisdiction     (Commission File No.)         (IRS Employer
     of incorporation)                                       Identification No.)

                                 400 March Road
                         Ottawa, Ontario, Canada K2K 3H4
                    (Address of principal executive offices)

                  Registrant's telephone number: (613) 592-0200

Item 9. Regulation FD Disclosure

Pursuant to Exchange Act Release 34-47583, Zarlink Semiconductor Inc. ("Zarlink") is furnishing the information required by Item 12 of Form 8-K, "Results of Operations and Financial Condition," under this Item 9.

On July 16, 2003, Zarlink issued a press release announcing its financial results for the first quarter of fiscal 2004 ended June 27, 2003. A copy of the press release, attached to this report and incorporated herein by reference, is being furnished. The press release contains disclosure of cash assets (comprised of cash, cash equivalents, short-term investments and restricted cash). The combination of cash, cash equivalents, short-term investments and restricted cash is not a measure of cash or cash flow calculated in accordance with accounting principles generally accepted in the United States (GAAP). Attached as a supplementary schedule to the press release is a detailed reconciliation of Zarlink's calculation of combined cash, cash equivalents, short-term investments and restricted cash. Zarlink believes that this supplementary measure allows it to more effectively manage its total cash assets. However, this measure of cash, cash equivalents, short-term investments and restricted cash combined does not have any standardized meaning prescribed by GAAP and is therefore unlikely to be comparable to similar measures prescribed by other companies. This measure should not be considered as a substitute or alternative for Zarlink's consolidated statement of cash flows.

Item 12. Results of Operations and Financial Condition

Pursuant to Exchange Act Release 34-47583, Zarlink is furnishing the information required by this Item 12 under Item 9 of Form 8-K, "Regulation FD Disclosure."

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 16, 2003

                                    Zarlink Semiconductor Inc.

                                    By:  /s/ Scott Milligan
                                         --------------------------------------
                                         Scott Milligan
                                         Senior Vice President of Finance and
                                         Chief Financial Officer

[LOGO] ZARLINK                                                     PRESS RELEASE
       SEMICONDUCTOR

Zarlink Semiconductor Releases Fiscal 2004 First Quarter Results

o     Net loss per share of US$0.05, as expected

o     Plans underway to further reduce company's break-even point

OTTAWA, CANADA, July 16, 2003 - Zarlink Semiconductor Inc. (NYSE/TSX: ZL) today released results for the Fiscal 2004 first quarter ended June 27, 2003, prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP).

      First quarter revenue was US$53.7 million, up 2% from US$52.8 million for the previous quarter and up 12% from the US$48.0 million reported for the same period last year. The increases were principally in the Ultra Low-Power Communications and Network Communications segments.

      As expected, Zarlink recorded a first quarter net loss of US$6.2 million, or US$0.05 per share. In comparison, the company recorded a net loss of US$8.7 million or US$0.07 per share for the same period in Fiscal 2003.

      "I am pleased by the progress we are making in a market that continues to pose challenges," said Patrick J. Brockett, President and Chief Executive Officer, Zarlink Semiconductor. "To improve our financial performance, we will be taking steps to further reduce our break-even point. These actions will take place during the second quarter."

      Gross margin for the first quarter was 48% of revenue, down slightly as expected from 50% in the fourth quarter and up from the 46% recorded in the same period last year. Compared to the previous quarter, the reduction in gross margin was due primarily to the mix of certain lower-margin Consumer Communications products.

      Cash (the company's cash is comprised of cash, cash equivalents, short-term investments and restricted cash)* at the end of the first quarter was US$108 million, down from US$119 million in the previous quarter. The decrease was principally due to scheduled, annual payments for CAD (computer assisted design) licenses and tools, and to the timing of sales late in the quarter to result in higher trade receivables. The combination of cash, cash equivalents, short-term investments and restricted cash is a non-GAAP measure, which is discussed below and reconciled in this press release.

Review of Operations

      R&D expenses in the first quarter were US$19.2 million or 36% of revenue. This was down from the US$20.7 million spent in the previous quarter and down from US$20.4 million for the same period in Fiscal 2003. R&D spending in the first quarter was reduced due to the timing of certain spending and to further cost control.

      Selling and Administrative (S&A) expenses were US$11.6 million in the first quarter and included severance costs of US$0.2 million. This compares to US$13.0 million for the previous quarter, which included severance costs of US$1.6 million, and was down slightly from US$12.1 million for the same period last year.

      In the first quarter of Fiscal 2004, Zarlink released 11 new products, including:

      o the industry's smallest, most richly featured timing module for high-speed line cards in network access equipment;

      o voltage-feedback operational amplifiers for DSL (digital subscriber line) modems and video equipment, and current-feedback operational amplifiers for video applications;

      o a new digital timing chip for timing cards in network access and metro communications equipment;

      o the industry's highest-performance fiber-optic receivers for optical signals operating at up to 3.125 Gb/s (gigabits-per-second);

      o the world's first analog timing chip with six ultra-low jitter output clocks for line cards in optical networking equipment;

      o the industry's first single-chip processors for terrestrial digital TV "Personal Video Recorders"; and

      o a new 4-channel pluggable fiber-optic transceiver module that offers best-in-class performance and reliability.

Fiscal 2004 Second Quarter Guidance

      As usual, the company is forecasting slower activity over the summer. Seasonally, the second fiscal quarter is its slowest and the company expects revenues will decline sequentially to approximately US$51 million. This will still be 11% above the US$46 million in the second quarter of fiscal year 2003. Consistent with the seasonality, the company's 90-day backlog decreased from US$38 million to US$33 million.

      The company also announced further cost reductions as it finalizes its outsourcing programs and streamlines operations. These reductions are expected to generate annualized savings of US$24 million, the quarterly benefit of which will largely be realized in the third quarter of Fiscal 2004. Accordingly, the company expects to record additional charges of approximately US$8 million, or US$0.06 per share, in the second quarter of Fiscal 2004, related to reducing its global workforce by approximately 10%, and the cost of further outsourcing initiatives. As a result of these actions and the sales guidance given above, the company expects to record a second quarter net loss of approximately US$0.12 per share.

About Zarlink Semiconductor

      For almost 30 years, Zarlink Semiconductor has delivered semiconductor solutions that drive the capabilities of voice, enterprise, broadband and wireless communications. The company's success is built on its technology strengths including voice and data networks, consumer and ultra low-power communications, and high-performance analog. For more information, visit www.zarlink.com.

      Shareholders and other individuals wishing to receive, free of charge, copies of the Annual and Quarterly Reports - including the Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission and Regulatory Authorities - should visit the company's web site at www.zarlink.com or contact investor relations.

      Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions include, among others, the risks discussed in documents filed by the company with the Securities and Exchange Commission. Investors are encouraged to consider the risks detailed in those filings.

(*) As a supplementary measure to effectively manage the company's total cash assets, management combines its cash and cash equivalents with short-term investments and restricted cash to represent the company's total portfolio of cash assets. Short-term investments comprise highly liquid low-risk debt instruments that are held to maturity with terms of not greater than one year, but generally for much shorter periods. Restricted cash consists of cash pledged with a bank as collateral for various letters of credit. A detailed reconciliation to arrive at the supplementary measure of cash, cash equivalents, short-term investments and restricted cash is attached in a schedule to this earnings press release. In this supplementary schedule, investing activities exclude items related to purchased short-term investments and matured short-term investments, and the effect of currency translation is calculated on all cash assets. Readers are cautioned that cash, cash equivalents, short-term investments and restricted cash combined together does not have any standardized meaning prescribed by GAAP and is therefore unlikely to be comparable to similar measures prescribed by other companies. This measure should not be considered as a substitute or alternative for the consolidated statement of cash flows.

An open conference call for analysts, investors and other interested parties will be held today from 8:30-9:30am EDT. Please dial 1-800-814-4941 or 613-287-8027. The replay number is 1-877-289-8525 (passcode 21007098#) or
416-640-1917 (passcode 21007098#). The replay is available until midnight, July 23, 2003. The call will be webcast from www.vcall.com (World Investor Link) or via the company's website at www.zarlink.com. Media are listen-only.

For further information:

Michael Salter                        Mike McGinn
Corporate Communications              Investor Relations
613 270-7115                          613 270-7210
michael.salter@zarlink.com            mike.mcginn@zarlink.com

                           Zarlink Semiconductor Inc.
                      CONSOLIDATED STATEMENTS OF LOSS DATA
        (in millions of U.S dollars, except per share amounts, U.S. GAAP)
                                   (Unaudited)

                                                                                                   Three months ended
                                                                                  June 27,             March 28,          June 28,
                                                                                    2003                 2003               2002
                                                                               ---------------------------------------------------
Revenue                                                                            $  53.7             $  52.8             $  48.0
Cost of revenue                                                                       28.1                26.4                25.9
                                                                               ---------------------------------------------------
Gross margin                                                                          25.6                26.4                22.1
                                                                               ---------------------------------------------------
Expenses:
  Research and development                                                            19.2                21.1                20.7
  Selling and administrative                                                          11.6                12.6                11.8
  Stock compensation recovery                                                           --                  --                (1.6)
  Recovery on sale of foundry business                                                  --                (2.5)                 --
                                                                               ---------------------------------------------------
                                                                                      30.8                31.2                30.9
                                                                               ---------------------------------------------------
Operating loss from continuing operations                                             (5.2)               (4.8)               (8.8)
Other income (expense) - net                                                          (0.7)              (21.0)                0.5
Interest expense                                                                        --                (0.3)               (0.1)
                                                                               ---------------------------------------------------
Loss from continuing operations before
  income taxes                                                                        (5.9)              (26.1)               (8.4)
Income tax recovery (expense)                                                         (0.3)                0.1                (0.3)
                                                                               ---------------------------------------------------
Net loss from continuing operations                                                   (6.2)              (26.0)               (8.7)
Discontinued operations, net of tax                                                     --                 2.4                  --
                                                                               ---------------------------------------------------
Net loss for the period                                                            $  (6.2)            $ (23.6)            $  (8.7)
                                                                               ===================================================
Net loss attributable to common shareholders
  after preferred share dividends                                                  $  (6.7)            $ (24.1)            $  (9.2)
                                                                               ===================================================
Net loss per common share from continuing
  operations:
      Basic and diluted                                                            $ (0.05)            $ (0.21)            $ (0.07)
                                                                               ===================================================
  Net loss per common share:
      Basic and diluted                                                            $ (0.05)            $ (0.19)            $ (0.07)
                                                                               ===================================================
Weighted average number of common shares
  outstanding (millions):
      Basic and diluted                                                              127.3               127.3               126.6
                                                                               ===================================================
Percentage of revenue:
      Gross margin                                                                     48%                 50%                 46%
      Research and development                                                         36%                 40%                 43%
      Selling and administrative                                                       22%                 24%                 25%

                           Zarlink Semiconductor Inc.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS DATA
                    (in millions of U.S. dollars, U.S. GAAP)
                                   (Unaudited)

                                                                                                   Three months ended
                                                                                           June 27,        March 28,       June 28,
                                                                                             2003            2003            2002
                                                                                          ------------------------------------------
Cash flows from operating activities:
  Net loss for the period                                                                   $(6.2)          $(23.6)           $(8.7)
  Depreciation and amortization                                                               3.9              4.1              3.4
  Stock compensation recovery                                                                  --               --             (1.6)
  Deferred income taxes                                                                       0.1              0.4               --
  Other non-cash changes in operating activities                                              1.1             19.8              0.3
  Decrease (increase) in working capital:
     Trade accounts and other receivables                                                    (7.4)             2.4              2.1
     Inventories                                                                              0.8             (0.9)             2.7
    Trade accounts payable and other accrued liabilities                                      1.3              3.2             (4.7)
     Deferred credits                                                                        (0.2)            (5.4)            (0.1)
     Prepaid expenses and other                                                              (3.0)            (4.1)             1.9
                                                                                          ------------------------------------------
Cash used in operating activities                                                            (9.6)            (4.1)            (4.7)
                                                                                          ------------------------------------------
Cash flows from investing activities:
  Purchased short-term investments                                                          (62.3)              --            (86.0)
  Matured short-term investments                                                             89.5             15.5             46.5
  Expenditures for fixed and other assets                                                    (1.2)            (2.4)            (2.7)
  Proceeds from disposal of fixed and other assets                                            0.4               --               --
  Increase in long-term investments                                                            --               --             (0.4)
                                                                                          ------------------------------------------
Cash provided by (used in) investing activities                                              26.4             13.1            (42.6)
                                                                                          ------------------------------------------
Cash flows from financing activities:
  Repayment of capital lease liabilities                                                     (0.2)            (0.2)            (0.7)
  Payment of dividends on preferred shares                                                   (0.5)              --             (0.5)
  Repurchase of preferred shares                                                             (0.4)            (0.3)            (0.2)
  Payment of pension plan settlement                                                           --             (8.0)              --
  Hypothecation of cash under letters of credit                                                --             (6.2)              --
  Issue of common shares                                                                       --              0.2              0.6
                                                                                          ------------------------------------------
Cash used in financing activities                                                            (1.1)           (14.5)            (0.8)
                                                                                          ------------------------------------------
Effect of currency translation on cash and cash equivalents
                                                                                               --              1.2              3.4
                                                                                          ------------------------------------------
Increase (decrease) in cash and cash equivalents                                             15.7             (4.3)           (44.7)

Cash and cash equivalents, beginning of period                                               23.5             27.8             75.6
                                                                                          ------------------------------------------
Cash and cash equivalents, end of period                                                    $39.2            $23.5            $30.9
                                                                                          ==========================================

                           Zarlink Semiconductor Inc.
                         CONSOLIDATED BALANCE SHEET DATA
                    (in millions of U.S. dollars, U.S. GAAP)

                                                           June 27,    March 28,
                                                             2003        2003
                                                          ----------------------
                                                          (Unaudited)
ASSETS

Current assets:
  Cash and cash equivalents                                  $ 39.2      $ 23.5
  Short-term investments                                       62.3        89.5
  Restricted cash                                               6.2         6.2
  Trade accounts receivable - net                              27.8        20.3
  Other receivables                                             3.6         4.2
  Inventories                                                  23.2        24.0
  Deferred income tax assets - net                              1.3         1.0
  Prepaid expenses and other                                   10.4         7.3
                                                            -------------------
                                                              174.0       176.0
Fixed assets - net                                             53.8        56.4
Deferred income tax assets - net                               10.3        10.4
Other assets - net                                              4.6         4.8
                                                            -------------------
                                                             $242.7      $247.6
                                                            ===================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Trade accounts payable                                     $ 13.6      $ 10.1
  Employee-related accruals                                    14.5        15.5
  Income and other taxes payable                               13.8        13.0
  Provisions for exit activities                                3.4         4.2
  Other accrued liabilities                                    11.4        12.6
  Deferred credits                                              0.7         1.1
  Current portion of long-term debt                             0.4         0.6
                                                            -------------------
                                                               57.8        57.1
Long-term debt                                                  0.1         0.2
Pension liabilities                                            15.4        14.3
Deferred income tax liabilities - net                           2.3         2.0
                                                            -------------------
                                                               75.6        73.6
                                                            -------------------
Redeemable preferred shares, unlimited shares
   authorized; 1,451,600 shares issued
   and outstanding                                             18.5        18.9
                                                            -------------------
Shareholders' equity:
  Common shares, unlimited shares authorized;
    no par value; 127,273,898 shares
    issued and outstanding                                    768.3       768.3
  Additional paid-in capital                                    2.1         2.1
  Deficit                                                    (589.5)     (582.8)
  Accumulated other comprehensive loss                        (32.3)      (32.5)
                                                            -------------------
                                                              148.6       155.1
                                                            -------------------
                                                             $242.7      $247.6
                                                            ===================

                           Zarlink Semiconductor Inc.
                             SUPPLEMENTARY SCHEDULES
       (in millions of U.S. dollars, except per share amounts, U.S. GAAP)
                                   (Unaudited)

       Cash, Cash Equivalents, Short-Term Investments and Restricted Cash

As a supplementary measure to effectively manage the Company's total cash assets, management combines its cash and cash equivalents, short-term investments and restricted cash to represent the Company's total portfolio of cash assets. Short-term investments comprise highly liquid low risk debt instruments that are held to maturity with terms of not greater than one year, but generally for much shorter periods. Restricted cash consists of cash pledged with a bank as collateral for various letters of credit. In this supplementary schedule, investing activities exclude items related to purchased short-term investments and matured short-term investments; financing activities exclude the hypothecation of cash under letters of credit; and the effect of currency translation is calculated on all cash assets. A detailed reconciliation to arrive at the supplementary measure of cash, cash equivalents, short-term investments and restricted cash is presented below as part of this earnings press release. Readers are cautioned that cash, cash equivalents, short-term investments and restricted cash combined together does not have any standardized meaning prescribed by GAAP and is therefore unlikely to be comparable to similar measures prescribed by other companies. This measure should not be considered as a substitute or alternative for the consolidated statements of cash flows.

                                                                                            Three Months Ended
                                                                                  June 27,         March 28,         June 28,
                                                                                    2003             2003              2002
                                                                                 -------------------------------------------
Cash and cash equivalents, beginning of period                                      $ 23.5           $ 27.8           $ 75.6
Short-term investments, beginning of period                                           89.5            105.3             78.8
Restricted cash, beginning of period                                                   6.2               --               --
                                                                                 -------------------------------------------
Cash, cash equivalents and short-term investments,
  beginning of period                                                                119.2            133.1            154.4
                                                                                 -------------------------------------------
Cash provided by (used in):

Operating activities, before changes in working capital                               (1.1)             0.7             (6.6)
Changes in working capital                                                            (8.5)            (4.8)             1.9
                                                                                 -------------------------------------------
Operating activities                                                                  (9.6)            (4.1)            (4.7)

Investing activities                                                                  (0.8)            (2.4)            (3.1)

Financing activities                                                                  (1.1)            (8.3)            (0.8)
                                                                                 -------------------------------------------
Cash outflows before the effect of currency translation
  on cash, cash equivalents, short-term investments
  and restricted cash                                                                (11.5)           (14.8)            (8.6)
                                                                                 -------------------------------------------
Effect of currency translation on cash, cash equivalents,
  short-term investments and restricted cash                                            --              0.9              7.3
                                                                                 -------------------------------------------
Cash, cash equivalents, short-term investments and restricted
  cash, end of period                                                               $107.7           $119.2           $153.1
                                                                                 ===========================================
Represented by:
Cash and cash equivalents, end of period                                            $ 39.2           $ 23.5           $ 30.9
Short-term investments, end of period                                                 62.3             89.5            122.2
Restricted cash, end of period                                                         6.2              6.2               --
                                                                                 -------------------------------------------
                                                                                    $107.7           $119.2           $153.1
                                                                                 ===========================================

                           Zarlink Semiconductor Inc.
                             SUPPLEMENTARY SCHEDULES
                    (in millions of U.S. dollars, U.S. GAAP)
                                   (Unaudited)

Product Information

Revenue, by product, was distributed as follows:

                                                 Three Months Ended
                                      June 27,         March 28,        June 28,
                                        2003             2003             2002
                                     ------------------------------------------
Network Communications                 $29.3            $30.2            $28.4
Consumer Communications                 13.4             14.1             12.6
Ultra Low-Power Communications          11.0              8.5              7.0
Total                                  $53.7            $52.8            $48.0
                                       =====            =====            =====

                             Geographic Information:

Revenue, based on the geographic location of Zarlink's customers, was distributed as follows:

                                                Three Months                 Three Months                   Three Months
                                                    Ended           % of        Ended            % of           Ended        % of
                                                June 27, 2003      Total    March 28, 2003       Total      June 28, 2002    Total
                                                -------------      -----    --------------       -----      -------------    -----
Asia - Pacific                                      $22.5            42%          $23.2            44%          $16.7          35%
Europe                                               16.8            31            16.1            31            16.3          34
Americas                                             14.4            27            13.5            25            15.0          31
                                                    -----           ---           -----           ---           -----         ---
                                                    $53.7           100%          $52.8           100%          $48.0         100%
                                                    =====           ===           =====           ===           =====         ===

                           Zarlink Semiconductor Inc.
                             SUPPLEMENTARY SCHEDULES
                    (in millions of U.S. dollars, U.S. GAAP)
                                   (Unaudited)

Information on Business Segments

Three Months                                     Network            Consumer         Ultra Low-Power       Unallocated
Ended June 27, 2003                           Communications     Communications      Communications           Costs         Total
                                             ---------------------------------------------------------------------------------------
Revenue                                           $29.3              $13.4               $11.0               $  --          $53.7
  Depreciation of buildings
    and equipment                                   1.8                1.1                 0.7                  --            3.6
Segment's operating income (loss)                  (2.4)              (3.8)                1.0                  --           (5.2)

Three Months                                     Network            Consumer         Ultra Low-Power       Unallocated
Ended March 28, 2003                          Communications     Communications      Communications           Costs         Total
                                             ---------------------------------------------------------------------------------------
Revenue                                           $30.2              $14.1               $ 8.5               $  --          $52.8
  Depreciation of buildings
    and equipment                                   2.3                1.1                 0.1                  --            3.5
  Recovery on sale of foundry
    business                                         --                 --                  --                (2.5)          (2.5)
Segment's operating income (loss)                   0.1               (5.4)               (2.0)                2.5           (4.8)

Three Months                                     Network            Consumer         Ultra Low-Power       Unallocated
Ended June 28, 2002                           Communications     Communications      Communications           Costs         Total
                                             ---------------------------------------------------------------------------------------
Revenue                                           $28.4              $12.6               $ 7.0               $  --          $48.0
  Depreciation of buildings
    and equipment                                   2.5                0.6                 0.1                  --            3.2
Stock compensation recovery                          --                 --                  --                (1.6)          (1.6)
Segment's operating loss                           (5.3)              (5.1)                 --                 1.6           (8.8)